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                                                                    Exhibit 99.3



                           CONSENT OF WILLIAM E. MACAULAY


        In connection with the Registration Statement and Prospectus of Patina Oil & Gas Corporation ("Patina") relating to the offer and sale of up to 8,625,000 shares of Common Stock, I consent to being named therein as about to become a director of Patina, and to the statements therein with respect to me.



                                        /S/ William E. Macaulay
                                        -----------------------------------
                                        William E. Macaulay


Greenwich, Connecticut
July 31, 1997